Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                         For the Month of April 1998
                       Distribution Date of May 15, 1998
                           Servicer Certificate #13

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $333,641,595.71
Beginning Pool Factor                                           0.6840524

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $13,699,573.71
     Interest Collected                                     $2,812,489.31

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,150,936.44
Total Additional Deposits                                   $1,150,936.44

Repos / Chargeoffs                                            $885,640.43
Aggregate Number of Notes Charged Off                                 115

Total Available Funds                                      $17,528,017.32

Ending Pool Balance                                       $319,191,363.71
Ending Pool Factor                                              0.6544257

Servicing Fee                                                 $278,034.66

Repayment of Servicer Advances                                $134,982.14

Reserve Account:
     Beginning Balance  (see Memo Item)                    $18,552,678.10
     Target Percentage                                               5.25%
     Target Balance                                        $16,757,546.59
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,795,131.51)
     Ending Balance                                        $16,757,546.59

Current Weighted Average APR:                                      10.129%
Current Weighted Average Remaining Term (months):                   38.53

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $2,239,822.07      1,706
                                31 - 60 days            $570,148.42        454
                                60+  days               $200,936.02        104

     Total:                                           $3,010,906.51      1,713

     Balances:                  60+  days             $3,441,337.34        104

Memo Item - Reserve Account
     Prior Month                                     $17,516,183.77
+    Invest. Income                                      $69,680.45
+    Excess Serv.                                       $966,813.88
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $18,552,678.10

Exhibit 20.6
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of April 1998

                                                                               NOTES
                                                          (Money Market)
                                              TOTAL        CLASS A - 1        CLASS A - 2        CLASS A - 3      CLASS B NOTES
                                      $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                      0.00%            100.00%              0.00%             0.00%
     Coupon                                                       5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                 $333,641,595.71
Ending Pool Balance                    $319,191,363.71

Collected Principal                     $13,564,591.57
Collected Interest                       $2,812,489.31
Charge - Offs                              $885,640.43
Liquidation Proceeds / Recoveries        $1,150,936.44
Servicing                                  $278,034.66
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                      $17,249,982.66

Beginning Balance                      $333,641,595.71              $0.00    $140,141,595.71    $176,000,000.00    $17,500,000.00

Interest Due                             $1,832,936.78              $0.00        $741,582.61        $990,000.00       $101,354.17
Interest Paid                            $1,832,936.78              $0.00        $741,582.61        $990,000.00       $101,354.17
Principal Due                           $14,450,232.00              $0.00     $14,450,232.00              $0.00             $0.00
Principal Paid                          $14,450,232.00              $0.00     $14,450,232.00              $0.00             $0.00

Ending Balance                         $319,191,363.71              $0.00    $125,691,363.71    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.5675             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                     $16,283,168.78              $0.00     $15,191,814.61        $990,000.00       $101,354.17

Interest Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                           $966,813.88
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $18,552,678.10
(Release) / Draw                        ($1,795,131.51)
Ending Reserve Acct Balance             $16,757,546.59

Exhibit 20.6
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of April 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                  4                 3                  2                  1
                                          Dec-97             Jan-98            Feb-98             Mar-98             Apr-98
Beginning Pool Balance               $391,635,519.65    $376,878,114.73    $360,247,735.24    $346,931,674.81    $333,641,595.71

A)   Loss Trigger:
Principal of Contracts Charged Off       $726,667.97      $1,027,934.74      $1,376,786.24        $612,503.09        $885,640.43
Recoveries                               $504,699.03        $670,263.72        $752,632.58        $628,861.47      $1,150,936.44

Total Charged Off (Months 5, 4, 3)     $3,131,388.95
Total Recoveries (Months 3, 2, 1)      $2,532,430.49
Net Loss / (Recoveries) for 3 Mos        $598,958.46 (a)

Total Balance (Months 5, 4, 3)     $1,128,761,369.62 (b)

Loss Ratio Annualized  [(a/b) * (12)]         0.6368%

Trigger:  Is Ratio > 1.5%                         No
                                                                               Feb-98              Mar-98             Apr-98

B)   Delinquency Trigger:                                                    $4,252,470.11      $3,065,251.46      $3,441,337.34
     Balance delinquency 60+ days                                                 1.18043%           0.88353%           1.03145%
     As % of Beginning Pool Balance                                               1.23526%           1.12759%           1.03180%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:             3.4357%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer